ESCROW AGREEMENT

         THIS AGREEMENT (the "Escrow Agreement") is made as of this 19th day of December, 2001 by and between Method Products Corp., a Florida corporation (the "Company"), Michael Beaubien ("Beaubien") and Mark Antonucci ("Antonucci") (collectively, the "Parties") and Kipnis Tescher Lippman & Valinsky, P.A., (the "Escrow Agent").

                               W I T N E S S E T H

         WHEREAS, the Company, formerly known as The Arielle Corp., which had been a Delaware corporation prior to its reincorporation in the State of Florida, entered into an Agreement and Plan of Merger ("Agreement") dated January 12, 2000 with a then private Florida corporation, Method Products Corp, ("Method"), a copy of which is attached hereto as Exhibit "A" and made a part hereof (the "Agreement"), which Agreement provided that an aggregate of 779,152 shares of the Company's common stock (the "Shares") were to be deposited into an escrow account by Company shareholders and that such shares would be released from escrow if the Company (which was required to, and adopted, Method's June 30th fiscal year end) achieves sales of a minimum of $5,000,000 in the first complete fiscal year following the merger by and between the Company and Method; and

         WHEREAS, in consideration of the Company entering into the Agreement with Method, Beaubien and Antonucci, each being Director/Executive Vice President and Director/Chief Executive Officer, respectively, of Method, and subsequent to the merger having the same position with the Company, have agreed to each place 389,576 of their shares of the Company's common stock in escrow in performance of such escrow provision of the Agreement;

         WHEREAS, the Parties desire to have the Escrow Agent act as the escrow agent for purpose of receiving the Shares and disbursing same in accordance with the terms hereof, and such law firm desires to act as Escrow Agent in accordance with the terms hereof;

         NOW THEREFORE, in consideration of the mutual promises herein contained, and other good and lawful consideration, the receipt and sufficiency of which is acknowledged by all parties hereto, all parties hereto agree as follows:

         1. Establishment of Escrow Account. The Escrow Agent has established an escrow account (the "Escrow Account") for the purposes described herein at the offices of the Escrow Agent.

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         2. Deposit of Escrow Shares by the Company. Concurrent with its execution hereof, the Company is depositing the Shares (the "Escrow Shares") to the Escrow Account.

         3. Release of Escrow Shares by Escrow Agent. The Escrow Agent will release the Escrow Shares promptly subsequent to its receipt of the written instructions of each of the Company, Beaubien and Antonucci concerning the disbursement of the Escrow Shares stating and directing the Escrow Agent to either (a) disburse the Escrow Shares to each of Beaubien and Antonucci because the Company has achieved sales of a minimum of $5,000,000 in the first complete fiscal year following the merger, which ends June 30, 2002, per the terms of the Agreement; or (b) disburse the Escrow Shares to the Company for cancellation and return to the Company's treasury if the Company does not achieve $5,000,000 in the first complete fiscal year following the merger, which ends June 30, 2002.

          4. Rights, Duties and Responsibilities of the Escrow Agent. It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature. The Escrow Agent undertakes to perform only such duties as are expressly set forth herein and no implied duties or obligations shall be construed by the terms of this Escrow Agreement as against the Escrow Agent. It is further agreed that:

                  (a) The Escrow Agent shall not be responsible for the performance or lack thereof by the Company and/or Beaubien and/or Antonucci of their respective obligations under the Agreement or this Escrow Agreement. The Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution, or validity of any written instructions delivered to it, nor as to the identity, authority or right of any person executing same. The Escrow Agent may assume that any notice or instruction received by it hereunder is authentic and has been duly and validly given, pursuant to due authorization by or on behalf of the person by which or on behalf of which it purports to be given, and the Escrow Agent shall have no duty to inquire with respect thereto.

                  (b) Upon the disbursement of the Escrow Shares in accordance with Section 3 hereof, the Escrow Agent shall have no further responsibility with respect to the Escrow Shares so disbursed and will have no further responsibility under this Escrow Agreement.

                  (c) Each of Beaubien and Antonucci acknowledge and agree that
(1) nothing in this Escrow Agreement shall prohibit Escrow Agent from acting in the capacity of attorney for one or more of the parties hereto in connection with any other matter and (2) that the Escrow Agent is acting as counsel to the Company in connection with the matters that are the subject of the Agreement and the Escrow Agreement.

                  (d) In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Shares which, in its sole opinion, are in conflict with either other instructions received by it or any provision of this Escrow Agreement, it shall be entitled to hold the Escrow Shares, together with any interest thereon, or any portion thereof, in the Escrow Account pending the resolution of such uncertainty to the Escrow Agent's sole satisfaction, by final judgment of a court of competent jurisdiction or otherwise; or the Escrow Agent, at its option, and in its sole discretion, may deposit the Escrow Shares, or any portion thereof, in the registry of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon so depositing the Escrow Shares, or any portion thereof, and filing its complaint and interpleader, the Escrow Agent shall be completely discharged and released by all of the parties hereto from any liability. The parties hereto hereby submit themselves to the jurisdiction of said court(s). The Escrow Agent shall be indemnified jointly and severally by each of the Company, Beaubien and Antonucci for all costs, including reasonable attorney's fees, in connection with the aforesaid interpleader action, in addition to the indemnity provisions otherwise provided for herein.

          5. Indemnification of Escrow Agent. Each of the Company, Beaubien and Antonucci hereby agree to jointly and severally indemnify the Escrow Agent and its officers, directors, employees, agents, and stockholders (collectively, the "Indemnitees") from and hold the Indemnitees harmless against any loss, liability, damage, claim, expense, action, suit or proceeding, at law or in equity (including the reasonable fees, expenses and disbursements of its attorneys in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) incurred by or asserted against any of them, arising out of or in connection with the Escrow Agent entering into this Escrow Agreement, the performance of its duties hereunder and otherwise in respect hereof, except that the Company, Beaubien and Antonucci shall not be liable hereunder as to matters in respect of which the Escrow Agent is determined by a court of competent jurisdiction to have acted with gross negligence or willful misconduct. The Escrow Agent shall have no liability to either the Company, Beaubien and Antonucci or to any other person in respect to any action taken or any failure to act in respect of this Escrow Agreement if such action was taken or omitted to be taken in good faith, and the Escrow Agent shall be entitled to rely in this regard on the advice of counsel.

          6. No Lien, Claim or Security Interest in Escrow Account or Escrow Shares; No Dispositive Rights Pertaining to Shares While in Escrow. Each of the Company, Beaubien and Antonucci warrants to the Escrow Agent that there exists no lien, claim or security interest in the Escrow Account or in the Escrow Shares or any part thereof, that there is not on file in any jurisdiction any financing statement under the Uniform Commercial Code claiming a security interest in or describing (whether by indication or type of description of items) the Escrow Account or the Escrow Shares or any part thereof and that none of the Parties will cause or permit a lien, claim or security interest in the Escrow Account or Escrow Shares during the term of this Escrow Agreement. The Escrow Agent shall have no responsibility at any time for the ascertainment of the existence or non-existence of any security interest granted by any of the Parties in the Escrow Account or any of the Escrow Shares or any part thereof in any respect whatsoever in connection therewith.

                  Until such time as the Shares which are deposited in the Escrow Account may be released by the Escrow Agent from the Escrow Account pursuant to the terms and conditions hereof, neither Beaubien or Antonucci shall have any dispositive rights pertaining thereto. Each of Beaubien and Antonucci shall, however, have the right to vote such Shares while in escrow.

         7. Notices. All notices that are required or may be otherwise given hereunder, shall be by registered or certified mail, postage prepaid, return receipt requested or via telecopier or via overnight delivery service by a nationally recognized carrier and shall be effective only when actually received. Notices shall be addressed to the parties hereto as follows:

         if to the Company:         Method Products Corp.
                                    2101 NW 33rd Street,
                                    Suite 600A Pompano Beach, FL 33069
                                    Telecopier No. (954)956-2668
         with a copy to:            Kipnis Tescher Lippman & Valinsky
                                    100 Northeast Third Avenue, Suite 610
                                    Fort Lauderdale, FL 33301
                                    Attention:  Jay Valinsky, Esq.
                                    Telecopier No. 954-467-2264

         if to Michael Beaubien:    c/o Method Products Corp.
                                    2101 NW 33rd Street, Suite 600A
                                    Pompano Beach, FL 33069
                                    Telecopier No. (954) 956-2668

         if to Mark Antonucci:      c/o Method Products Corp.
                                    2101 NW 33rd Street, Suite 600A
                                    Pompano Beach, FL 33069
                                    Telecopier No. (954)956-2668

         if to the Escrow Agent:    Kipnis Tescher Lippman & Valinsky
                                    100 Northeast Third Avenue, Suite 610
                                    Fort Lauderdale, FL 33301
                                    Attention:  Jay Valinsky, Esq.
                                    Telecopier No. 954-467-2264

         8. Resignation of Escrow Agent. The Escrow Agent may resign upon thirty
(30) days prior written notice to each of the Parties. If a successor escrow agent (the "Successor Escrow Agent") is not appointed by the Parties within such thirty (30) day period, then the Escrow Agent may petition a court of competent jurisdiction located in Broward County, Florida to name a successor. Any Successor Escrow Agent shall have the same rights and obligations under this Escrow Agreement as the Escrow Agent; provided, however, that any Successor Escrow Agent shall not be liable for any act or omission of the Escrow Agent or of any prior Successor Escrow Agent.

         9. Severability. If any provision of this Escrow Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Escrow Agreement or the application of such provisions to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         10. Execution In Several Counterparts; Facsimile Copies. This Escrow Agreement may be executed in several counterparts, and all of such counterparts shall constitute one agreement, binding on all of the parties hereto. Further, an executed copy of this Escrow Agreement received by way of facsimile transmission shall be deemed to be an original, enforceable and admissible for all purposes as may be necessary under the terms hereof.

         11. Escrow Agent Fee. No Escrow Agent fee is to be paid in connection herewith.

         12. Pronouns; Captions. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require. All captions are for convenience only and shall not limit or define the text hereof.

         13. Applicable Law; Jurisdiction and Venue; Service of Process; Waiver of Trial by Jury; Attorney's Fees. Nothing in this Escrow Agreement is intended to or shall confer upon anyone other than the parties hereto any legal or equitable right, remedy or claim. This Escrow Agreement shall be deemed made in, governed by, and construed in accordance with, the substantive laws of the State of Florida, without giving effect to the principles of conflict of laws thereof. Jurisdiction and venue for any action or proceeding brought by or between the Parties relating to this Escrow Agreement, shall be solely in the federal and/or state courts located in Broward County, Florida. Each of the Parties hereby consent to the jurisdiction and venue of such courts, and agree that they shall not contest or challenge the jurisdiction or venue of such courts. Each of the Parties agrees that service of any process, summons, notice or document, by United States registered or certified mail, to its address as set forth herein or as may otherwise be changed pursuant to the notice provisions hereof, shall be effective service of process for any action, suit or proceeding brought against it in any such court. In recognition of the fact that the issues which would arise under this Agreement are of such a complex nature that they could not be properly tried before a jury, each of the Parties waive trial by jury. The prevailing party/parties shall be entitled to recover from the other party/parties its/his reasonable attorneys' fees and costs.

         14. Assignments and Transfers. No assignment or transfer may be made by any of the Parties of their respective rights or obligations under this Escrow Agreement.

         15. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings (written or oral) of the parties in connection herewith. The provisions of this Escrow Agreement shall control in the event of any conflict between the provisions hereof and the provisions of the Agreement.

         16. Rule of Construction That Ambiguities are to be Construed Against the Drafter Not Applicable. This Agreement is to be construed fairly and simply and not strictly for or against any of the parties hereto. The Parties to this Agreement acknowledge that they have each carefully read and reviewed this Escrow Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                    METHOD PRODUCTS CORP.


                                    By:/s/ Mark Antonucci
                                       ------------------
                                         Mark Antonucci, Chief Executive Officer


STATE OF FLORIDA         )
                         )SS:
COUNTY OF BROWARD        )

         The foregoing instrument was acknowledged before me this 19th day of December, 2001 by Mark Antonucci, as Chief Executive Officer of Method Products Corp., a Delaware corporation, on behalf of the corporation. He is personally known to me or has produced __________ as identification and did/did not take an oath.

                                 Notary Public:


                                            sign /s/ Linda Simon
                                                 ---------------

                                            print Linda Simon
                                                  -----------
                                            State of Florida at Large (Seal)
                                            My Commission Expires:

                                            /s/ Michael Beaubien
                                            --------------------
                                            Michael Beaubien


STATE OF FLORIDA                )
                                )SS:
COUNTY OF BROWARD               )

         The foregoing instrument was acknowledged before me this 19th day of December, 2001 by Michael Beaubien, who is personally known to me or who has produced _____________________ as identification and did/did not take an oath.


                                            sign /s/ Linda Simon
                                                 ---------------

                                            print Linda Simon
                                                  -----------
                                            State of Florida at Large (Seal)
                                            My Commission Expires:



                                            /s/ Mark Antonucci
                                            --------------------
                                            Mark Antonucci

STATE OF FLORIDA                )
                                )SS:
COUNTY OF BROWARD               )

         The foregoing instrument was acknowledged before me this 19th day of December, 2001 by Mark Antonucci, who is personally known to me or who has produced _____________________ as identification and did/did not take an oath.

                                            Notary Public:


                                            sign /s/ Linda Simon
                                                 ---------------

                                            print Linda Simon
                                                  -----------
                                            State of Florida at Large (Seal)
                                            My Commission Expires:




                                            KIPNIS TESCHER LIPPMAN & VALINSKY



                                            By: /s/ Jay Valinsky
                                               ----------------
                                               Jay Valinsky, Vice President


STATE OF FLORIDA         )
                         )SS:
COUNTY OF BROWARD        )

         The foregoing instrument was acknowledged before me this 19th day of December, 2001 by Jay Valinsky, as Vice President of Kipnis Tescher Lippman & Valinsky, P.A.., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced __________ as identification and did/did not take an oath.

                                 Notary Public:


                                 sign  /s/ Carol W. Heckler
                                       ------------------------------------

                                 print Carol W. Heckler
                                       State of Florida at Large (Seal)
                                       My Commission Expires: